UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 2, 2026
BOXLIGHT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-37564	36-4794936
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Ste. 900
Duluth, Georgia 30097
(Address Of Principal Executive Offices) (Zip Code)
678-367-0809
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or formed address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 2, 2026, Boxlight Corporation, a Nevada corporation (the “Company”), held its 2026 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on May 5, 2026.

Each of Proposals 1, 2, and 4 were approved by the stockholders. Final voting results for each set forth below.

Proposal 3, which sought stockholder approval to amend the Company’s Articles of Incorporation to increase the number of authorized shares of Class A common stock from 4,166,667 to 55,000,000, received a majority of the votes cast on the proposal. However, approval of Proposal 3 requires the affirmative vote of holders representing a majority of the voting power of the Company’s issued and outstanding shares of Class A common stock, rather than merely a majority of the votes cast at the Annual Meeting. As a result, despite receiving majority support from the votes cast, Proposal 3 did not obtain the requisite stockholder approval at this time, and therefore the Annual Meeting was adjourned with respect to Proposal 3.

The Annual Meeting will be adjourned until July 7, 2026 at 12:30 P.M., Eastern Time (the “Reconvened Meeting”). The Reconvened Meeting for the purpose of considering Proposal 3 will be held virtually via the same meeting platform used for the Annual Meeting. Stockholders who have not yet voted, or who wish to change their vote on Proposal 3, may do so prior to the Reconvened Meeting in accordance with the instructions to be provided by the Company. Stockholders of record as of June 22, 2026, the new record date approved by the Company’s board of directors, will be entitled to vote at the Reconvened Meeting.

At the Annual Meeting, there were a total of 4,001,707 votes outstanding and eligible to be cast and there were shares representing a total of 1,954,314 votes present in person or by proxy, representing 48.84% of the votes eligible to be cast. The final voting results for each matter considered and voted on by the Company’s shareholders at the Annual Meeting are set forth in more detail below.

1. Election of Directors.

The Company’s shareholders elected each of the five director nominees set forth below to serve on the Company’s board of directors until the Company’s 2027 annual meeting of shareholders and until their successor have been duly elected and have qualified, with the final vote on the matter being reflected as follows:

Nominee	For	Withheld	Broker Non-Votes
Michael Pope	1,144,084	44,881	765,349
Carine Clark	1,132,812	56,153	765,349
Peter Fittin	1,132,822	56,143	765,349
Tiffany Kuo	1,126,529	62,436	765,349
Mark Elliott	1,157,199	31,766	765,249

2. Ratification of the Company’s Independent Auditors.

The Company’s shareholders voted to ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, with the final vote on the matter being reflected as follows:

For	Against	Abstain	Broker Non-Votes
1,903,057	44,063	7,194	-

4. Approve the Future Issuance of Shares of the Company’s Class A Common Stock and/or Securities Convertible Into or Exercisable for our Class A Common Stock Equal to 20% or More of our Class A Common Stock Outstanding in a Non-Public Transaction or Series of Transactions.

The Company’s shareholders voted to approve, as required by Nasdaq Marketplace Listing Rule 5635(d), to authorize the potential issuance of shares of its Class A Common Stock and/or securities convertible into or exercisable for Class A Common Stock in an amount equal to 20% or more of its outstanding Class A Common Stock in connection with a non-public transaction or series of transactions, with the final vote on the matter being reflected as follows:

For	Against	Abstain	Broker Non-Votes
1,007,829	125,082	56,051	-

Item 7.01 Regulation FD Disclosure.

On June 2, 2026, the Company issued a press release announcing the results of the Annual Meeting and the adjournment of the Annual Meeting with respect to Proposal 3. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1 hereto), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXLIGHT CORPORATION

Dated:	June 5, 2026
By: /s/ Ryan Zeek
Name: Ryan Zeek
Title: Chief Financial Officer